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                                                                   Exhibit 10.24

                                [CCC Letterhead]

                                  July 16, 2001

Mr. Mark Rosen
Managing Director
Charlesbank Capital Partners
600 Atlantic Avenue - 26th Floor
Boston, MA 02210-2203

          Re: EXECUTIVE LOAN ARRANGEMENT

Dear Mark:

          This letter will commemorate our understanding that effective February 1, 2001, Charlesbank Capital Partners will provide to CCC the services of Andrew Janower, Brandon White and Ryan Carroll, or such other of your employees as you may designate and are acceptable to us ("Loaned Executives"). We expect that in the aggregate, such services from all Loaned Executives will average approximately one (1) "person" day per week, but we may mutually agree on a greater or lesser amount of resources. Loaned Executives will work as our agents together with our senior management, including the Office of General Counsel, and outside counsel for the Company, and you will clearly communicate to them that they are to follow our directions and keep confidential all documents and information regarding our affairs, except for such disclosure as we may authorize. Initially, Loaned Executives will be assigned to advise senior management, work with counsel for the Company and participate in decision-making regarding financing, closing of our consumer services business, and our International operations including any activities involving Hearst and the Enterstand Joint Venture.

          This arrangement shall continue until terminated by either of us. During the period from February 1, 2001 until termination, we will reimburse you for the percentage of your costs representing our utilization of the time of the Loaned Executives, plus all out-of-pocket expenses incurred by you in connection with their work for us or similarly incurred by them and for which you reimbursed them. Aggregate compensation to be paid to Charlesbank Capital Partners by CCC shall not exceed $50,000.

          Please confirm that this letter accurately reflects the arrangement between us by signing and returning the enclosed copy of this letter.

                                          Very truly yours,


                                          /s/ Robert S. Guttman

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Agreed and confirmed this 31st day July, 2001
Charlesbank Capital Partners

By: Mark A. Rosen
    ----------------------------------------
    Managing Director